UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2008

EPICEPT CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road Tarrytown, NY	10591
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 606-3500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed in the Current Report on Form 8-K filed by the Registrant, EpiCept Corporation (the “Company”), on June 23, 2008, the Company amended certain terms in its senior secured loan agreement (the “Hercules Amendment”) with Hercules Technology Growth Capital, Inc. (“Hercules”) to provide Hercules with the right, between July 23, 2008 and December 23, 2008, to convert up to $1.9 million of the outstanding senior secured loan into shares of the Company’s common stock at a conversion price of $0.515 per share.

On October 2, 2008 and October 6, 2008, Hercules, pursuant to the Hercules Amendment, converted a total of $500,000 in principal amount of the Company’s senior secured loan into 970,874 shares of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICEPT CORPORATION

By: /s/ Robert W. Cook
Name: Robert W. Cook
Title: Chief Financial Officer

Date: October 8, 2008